As filed with the Securities and Exchange Commission on June 21, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRULIEVE CANNABIS CORP.

(Exact name of registrant as specified in its charter)

British Columbia	84-2231905
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

6749 Ben Bostic Road

Quincy, FL 32351

(Address of principal executive offices)

Amended and Restated Trulieve Cannabis Corp. 2021 Omnibus Incentive Plan

(Full title of the plan(s))

Kim Rivers

Chairman and Chief Executive Officer

Trulieve Cannabis Corp.

6749 Ben Bostic Road

Quincy, FL 32351

(Name and address of agent for service)

(850) 298-8866

(Telephone number, including area code, of agent for service)

Copies to:

Derek Siegel DLA Piper (Canada) LLP Suite 6000, 1 First Canadian Place PO Box 367, 100 King St W Toronto, Ontario M5X 1E2 Canada (212) 335-4500	Christopher P. Giordano Penny Minna DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020-1104 (212) 335-4500	Eric Powers, Esq. Trulieve Cannabis Corp. 6749 Ben Bostic Road Quincy, FL 32351 (850) 298-8866

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (“Registration Statement”) is being filed for the purpose of registering an additional 5,500,000 Subordinate Voting Shares, no par value (“Shares”), of Trulieve Cannabis Corp. (the “Company”) reserved for issuance under Amended and Restated Trulieve Cannabis Corp. 2021 Omnibus Incentive Plan (the “Plan”). These additional Shares are additional securities of the same class as other securities for which the Company previously filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Plan on a Form S-8 (File No. 333-259175) on August 31, 2021 and a Form S-8 (File No. 333-272967) on June 28, 2023 (the “Prior Registration Statements”). The additional 5,500,000 Shares were reserved for issuance in connection with the amendment and restatement of the Company’s 2021 Omnibus Incentive Plan, which was approved by shareholders on June 12, 2024, at the Company’s 2024 Annual Meeting of Shareholders.

Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement, are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements, with respect to securities offered pursuant to the Plan, are hereby incorporated by reference.

The following documents filed by the Registrant are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 29, 2024 (File No. 000-56248), including any amendments or supplements thereto;

(b) The portions of Registrant’s definitive proxy statement on Schedule 14A dated April 29, 2024, filed with the Commission on April 29, 2024 (File No. 000-56248) that are incorporated by reference in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, including any amendments or supplements thereto;

(c) The Registrant’s Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2024, filed with the Commission on May 9, 2024 (File No. 000-56248);

(d) The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 29, 2024, April  23, 2024, and June 13, 2024 (in each case, File No. 000-56248); and

(e) The description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-56248), filed with the Commission on February 2, 2021, including any amendment or report filed with the Commission hereafter for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the dates of filing of those documents.

Under no circumstances will any information furnished under items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You may request a copy of the filings incorporated by reference herein, at no cost, by writing or telephoning the Registrant at:

Trulieve Cannabis Corp.

6749 Ben Bostic Road

Quincy, FL 32351

(850) 298-8866

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 8.	Exhibits.

Exhibit number	Description

3.1	Articles of Trulieve Cannabis Corp., as amended (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 12, 2021 (File No. 333-252052)).

4.1	Subordinate Voting Shares Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 12, 2021 (File No. 333-252052)).

4.2	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.11 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024 (File No. 000-56248)).

4.3‡	Amended and Restated Trulieve Cannabis Corp. 2021 Omnibus Incentive Plan (incorporated by references to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 13, 2024 (File No. 000-56248)).

5.1*	Opinion of DLA Piper (Canada) LLP.

23.1*	Consent of Marcum LLP.

23.2*	Consent of DLA Piper (Canada) LLP (included in Exhibit 5.1).

24.1*	Power of attorney (included on signature page of this Registration Statement).

107*	Filing Fee Table

‡	Management contract or compensatory plan or arrangement.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, the State of Florida, on the 21st day of June, 2024.

TRULIEVE CANNABIS CORP.

By:	/s/ Kim Rivers
Kim Rivers
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Kim Rivers and Eric Powers as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kim Rivers	Director, Chief Executive Officer (Principal Executive Officer)	June 21, 2024
Kim Rivers

/s/ Wes Getman	Chief Financial Officer (Principal Financial Officer)	June 21, 2024
Wes Getman

/s/ Joy Malivuk	Chief Accounting Officer (Principal Accounting Officer)	June 21, 2024
Joy Malivuk

/s/ Thad Beshears	Director	June 21, 2024
Thad Beshears

/s/ Peter Healy	Director	June 21, 2024
Peter Healy

/s/ Richard May	Director	June 21, 2024
Richard May

/s/ Thomas Millner	Director	June 21, 2024
Thomas Millner

/s/ Jane Morreau	Director	June 21, 2024
Jane Morreau

/s/ Susan Thronson	Director	June 21, 2024
Susan Thronson